UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2016

Columbia Pipeline Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36838	47-1982552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Revolving Credit Facility

On December 16, 2016, Columbia Pipeline Group, Inc., as borrower (the “Company”), and TransCanada PipeLines Limited, as guarantor (the “Guarantor”), entered into a revolving credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto, which provides up to $1.0 billion in revolving credit commitments for the Company. The Guarantor is a guarantor of the obligations of the Company under the Credit Facility. The initial maturity date under the Credit Facility is December 15, 2017, subject to an extension permitted under the Credit Facility.

Amounts outstanding under the Credit Facility bear annual interest at a floating rate that is based, at the Company’s option, on (i) LIBOR plus a margin ranging from 0.75% to 1.25% or (ii) a base rate plus a margin ranging from 0.00% to 0.25%, in each case, depending upon the credit rating of the Guarantor’s senior, unsecured, long-term debt (the “Index Debt Rating”). In addition, the Company is obligated to pay a quarterly commitment fee equal to a rate per annum ranging from 0.04% to 0.15%, depending upon the Index Debt Rating, and calculated daily based on the unused commitments during such previous quarter.

The Guarantor shall comply, and shall cause the Company and each of the Guarantor’s subsidiaries to comply, with a number of customary affirmative and negative covenants, including limitations with respect to liens, indebtedness, distributions, mergers, consolidations, and asset sales, among others. The Guarantor shall not, and shall not permit any of its subsidiaries to, incur additional indebtedness (other than indebtedness maturing 24 months or less after such indebtedness is incurred) if immediately after incurring such indebtedness, the ratio of indebtedness of the Guarantor and its subsidiaries (on a consolidated basis) to the total capitalization of the Guarantor and its subsidiaries (on a consolidated basis) would be in excess of 0.75 to 1.00.

The above description of the terms and conditions of the Credit Facility is only a summary and is not intended to be a complete description of the terms and conditions. All of the terms and conditions of the Credit Facility are set forth in the Credit Facility agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 16, 2016, by and among Columbia Pipeline Group, Inc., as borrower, TransCanada PipeLines Limited, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ Nathaniel A. Brown
Name:	Nathaniel A. Brown
Title:	Controller and Principal Financial Officer (Principal Accounting Officer and Duly Authorized Officer)

Date: January 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 16, 2016, by and among Columbia Pipeline Group, Inc., as borrower, TransCanada PipeLines Limited, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto.